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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): July 16, 1999




                        SKYLYNX COMMUNICATIONS, INC.
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           (Exact name of registrant as specified in its charter)




COLORADO                          0-24687                      84-1360029
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(State or other           (Commission file number)         (Employer Identi-
incorporation)                                                 fication No.)




          600 South Cherry Street, Suite 305, Denver, Colorado 80246
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           (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code:  (303) 316-0400
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        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


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ITEM 2:   ACQUISITION OF ASSETS
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     On July 16, 1999, SkyLynx Communications, Inc., a Colorado corporation, through a wholly owned subsidiary, SkyLynx Communications MST, Inc., a Delaware corporation, ("SkyLynx" or the "Company") closed upon and consummated a definitive Asset Purchase Agreement dated as of July 15, 1999, (the "Agreement") between the Company and Network Training and Consulting dba ISAT Network, Source Internet Services, and the Internet Store, a Nevada corporation ("Network"), and Norvel E. Swallie and Anne L. Swallie, as shareholders of Network (the "Shareholders") (hereafter Network and the Shareholders may collectively be referred to as the Sellers), pursuant to which the Company purchased substantially all of the tangible and intangible properties and assets ("Assets") used by Network in the business of internet service provision (the "Business").

     Under the terms of the Agreement, the Company acquired the Assets of the Business, including inventories, accounts receivable, furniture, fixtures, office machinery and equipment and other tangible property, all mailing, client and customer lists, leasehold improvements and fixtures, prepaid expenses, contracts and licenses, development assets and intangible assets.

     The purchase price paid by the Company for the Assets of the Business and for the covenant not to compete (the "Purchase Price") was $900,,000, which was determined through arm's-length negotiations. The purchase price was payable as follows: (i) the sum of $413,612 paid in cash at closing to Network, (ii) the sum of $36,388 paid in cash at closing to the Shareholders, and (iii) the balance of $450,000 was paid by the Company's issuance of shares of its Common Stock, $.001 par value (the "Consideration Shares") having a market value of $450,000, which market value was determined as the average closing price of the Company's Common Stock on the over-the-counter market for the ten (10) trading days immediately preceding the closing date. Of the Consideration Shares, twenty percent (20%) were retained by the Company as security for the Sellers' indemnification obligations under the Agreement (the "Holdback Shares"). The Holdback Shares will be retained by the Company for a period of one year and used as collateral to satisfy any claims the Company may have against the Sellers for indemnity under the terms of the Agreement. The source of the funds used by the Company to pay the purchase price was working capital derived from the Company's recently completed private placement of equity securities.

     The Company will continue to operate the Business from its principal facilities in Las Vegas, Nevada.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements
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          Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the filing of this Current Report on Form 8-K.

     (b)  Pro Forma Financial Information
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          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the filing of this Current Report on Form 8-K.

     (c)  Exhibits
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          Item      Title
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          1.1       Asset Purchase Agreement dated as of July 15, 1999



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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SKYLYNX COMMUNICATIONS, INC.


Dated:    July 26, 1999                 By:  /s/ Jeffery A. Mathias
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                                             Jeffery A. Mathias, President